SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 5, 2004

BARRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19690	94-2993326
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2100 Milvia Street, Berkeley, California 94704-1113

(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (510) 548-5442

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     (a) On April 5, 2004, Barra, Inc. (“Barra”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Barra, Morgan Stanley (“Morgan Stanley”), and Morgan Stanley Risk Holdings, Inc., a wholly-owned subsidiary of Morgan Stanley (“Holdings”). The Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated into this report as if fully set forth herein. In connection with the execution of the Merger Agreement, Andrew Rudd, the Chairman of Barra’s Board of Directors, and Kamal Duggirala, Barra’s Chief Executive Officer, entered into a Voting and Support Agreement, dated as of April 5, 2004 (the “Voting Agreement”), by and among themselves, Morgan Stanley and Holdings. The Voting Agreement is attached hereto as Exhibit 2.2 and is incorporated into this report as if fully set forth herein. In connection with the execution of the Merger Agreement and the Voting Agreement, on April 5, 2004, Barra and Mellon Investor Services LLC, acting as the rights agent, executed Amendment No. 2 (the “Amendment”) to Barra’s Preferred Stock Rights Agreement, dated as of August 15, 2001, as amended by Amendment No. 1 to the Preferred Stock Rights Agreement, dated as of February 12, 2003 (as so amended, the “Rights Agreement”). The Amendment is attached hereto as Exhibit 4.1 and is incorporated into this report as if fully set forth herein. On April 6, 2004, Barra and Morgan Stanley issued a press release relating to the execution of the Merger Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated into this report as if fully set forth herein.

     (b) Exhibits.

Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of April 5, 2004, by and among Barra, Inc., a Delaware corporation, Morgan Stanley, a Delaware corporation, and Morgan Stanley Risk Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Morgan Stanley.

2.2	Voting and Support Agreement, dated as of April 5, 2004, by and among Morgan Stanley, a Delaware corporation, Morgan Stanley Risk Holdings, Inc., a Delaware corporation, and each of Dr. Andrew Rudd and Mr. Kamal Duggirala.

4.1	Amendment No. 2, to Preferred Stock Rights Agreement, dated as of April 5, 2004, by and between Barra, Inc., a Delaware corporation, and Mellon Investors Services LLC, a New Jersey limited liability company.

99.1	Press release, dated April 6, 2004.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRA, INC.
By:	/s/ Greg V. Stockett

Greg V. Stockett
Chief Financial Officer

Dated: April 6, 2004

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